PROMISSORY NOTE

Date: January 5, 2012

Borrower:

Chardan Metropol Acqusition Corp

13 Donskeya Ulitsa

Moscow, Russia 119049

Lender:

Chardan Capital Markets, LLC

Principal Amount:

$12,271.07 USD

1.	FOR VALUE RECEIVED, Chardan Metropol Acquisition Corp. (the “Borrower”) promises to pay to Chardan Capital Markets, LLC (the “Lender”), at such address as may be provided in writing to the Borrower, the principal sum of twelve thousand two hundred seventy one dollars and seven cents ($12,271.07), without interest, in lawful money of the United States of America or such lesser amount, as the case may be, equal to the funds advanced by the Lender on behalf of the Borrower (the “Note”). Documentation to substantiate all the amounts advanced to or on behalf of the Borrower pursuant to this Note shall be attached hereto as such funds are so advanced.
2.	This Note will be repaid in full upon demand.
3.	At any time, the Borrow may pay the outstanding balance then owing under this Note to the Lender without premium or penalty.
4.	This Note will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.
5.	If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the intent of the parties to this Note that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.
6.	All costs, expenses and expenditures including, and without limitation, the reasonable legal costs incurred by the Lender in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.
7.	The Lender may not assign this note or any interest in the Note, if any.
8.	This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators and successors of the Borrower and the Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF, Chardan Metropol Acquisition Corp., intending to be legally bound hereby, has caused this Promissory Note to be duly executed by the authorized officer named below on the date written above.

Chardan Metropol Acquistion Corp.

By:	/s/ Kerry Propper
Name:	Kerry Propper
Title:	CEO

Confirmed by:

By:	/s/ Steven Urbach
Name:	Steven Urbach